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Exhibit 10.1

          Summary of the Company's Bonus Plans under which some of the executive officers of the Company and certain other personnel of the subsidiaries are eligible to receive a bonus each year.
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1999 BRENTON BANKS, INC. BONUS PLANS

For 1999, the Company (Brenton Banks, Inc. and Subsidiaries) has bonus plans that cover executive officers, line of business managers, senior managers, market managers, and other key personnel. The following chart summarizes the main features of these bonus plans:

Bonus potential (as percent of base pay):
     Chief Executive Officer                   60.00%
     Other Executive Officers                  45.00%        to       50.00%
     Line of business managers                 40.00%
     Market managers                           30.00%        to       40.00%
     Senior managers and other key personnel   10.00%        to       37.50%

Bonus threshold for executive officers:
     Bonus achievement is tied to a consolidated earnings threshold of $19,500,000 whereby no bonus will be paid if this earnings threshold is not achieved. For executive officers 50% to 100% of bonus is tied to consolidated net income. The same tiered earnings bonus matrix applies to all employees who have a portion of their bonus tied to consolidated net income. The tiered bonus matrix, for that portion of the bonus tied to net income, provides for no bonus unless net income exceeds $19,500,000 and provides for 100% of bonus to be earned when net income exceeds $22,500,000.

Bonus criteria:
     Bonus amounts are paid for achievement of certain pre-established financial and personal goals, the most significant of which are as follows:
          Consolidated net income
          Subsidiary or line of business controllable net income
          Sales goals
          Growth in loans
          Growth in core deposits
          Fee income generation
          Noninterest income
          Noninterest expense
          Customer portfolio profitability
          Key personal objectives

Bonus achievements:
     Bonus amounts are earned ratably based on actual results compared to a tiered bonus achievement matrix.
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